EXHIBIT 4(c)





                         SECOND SUPPLEMENTAL INDENTURE


                     TENET HEALTHCARE CORPORATION, as Issuer


                                       AND


                              THE BANK OF NEW YORK,
                                   as Trustee


                           Dated as of August 21, 1997


                     Supplemental to Indenture, dated as of
                   October 16, 1995, relating to the Issuer's
                          8-5/8% Senior Notes Due 2003
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                                TABLE OF CONTENTS
                                -----------------

PARTIES ...................................................................   1

RECITALS ..................................................................   1

ARTICLE ONE -       DEFINITIONS AND OTHER GENERAL
                    PROVISIONS ............................................   2

   SECTION 1.1      Definitions ...........................................   2

   SECTION 1.2      Effect of Headings and Table of
                    Contents ..............................................   2

   SECTION 1.3      Successors and Assigns ................................   2

   SECTION 1.4      Separability Clause ...................................   2

   SECTION 1.5      Benefits of Second Supplemental
                    Indenture .............................................   3

   SECTION 1.6      Governing Law .........................................   3

   SECTION 1.7      Effectiveness .........................................   3

ARTICLE TWO -       AMENDMENTS ............................................   3

   SECTION 2.1      Amendments to Section 1.01 ............................   3

   SECTION 2.2      Amendment to Section 1.02 .............................   8

   SECTION 2.3      Amendment to Section 2.15 .............................   8

   SECTION 2.4      Amendment to Section 3.07 .............................   8

   SECTION 2.5      Amendment to Section 3.08 .............................  11

   SECTION 2.6      Amendment to Section 3.09 .............................  13

   SECTION 2.7      Amendment to Section 3.10 .............................  15


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   SECTION 2.8      Amendment to Section 3.16 ............................   15

   SECTION 2.9      Amendment to Section 9.02 ............................   15

ARTICLE THREE -     NOTICE, ENDORSEMENT AND CHANGE OF FORM
                    OF SECURITIES ........................................   16

   SECTION 3.1      Notice to Securityholders ............................   16

   SECTION 3.2      Notation on Securities ...............................   16

SIGNATURES ...............................................................   17




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         SECOND SUPPLEMENTAL INDENTURE, dated as of August 21, 1997 (the "SECOND
SUPPLEMENTAL INDENTURE"), between TENET HEALTHCARE CORPORATION, a Nevada corporation (hereinafter called the "COMPANY"), and THE BANK OF NEW YORK, as trustee (hereinafter called the "TRUSTEE"), under the Indenture (the "INDENTURE"), dated as of October 16, 1995, between the Company and the Trustee relating to the Company's 8-5/8% Senior Notes Due 2003 (the "SECURITIES").


                              RECITALS OF THE COMPANY

         WHEREAS, the Company proposes to amend (the "AMENDMENTS") the Indenture to conform the restrictive covenants contained therein to those contained in the Indenture, dated as of January 15, 1997, between the Company and the Bank of New York, as Trustee, relating to the Company's 7-7/8% Senior Notes due 2003, the Indenture, dated as of January 15, 1997, between the Company and the Bank of New York, as Trustee, relating to the Company's 8% Senior Notes due 2005, and the Indenture, dated as of January 15, 1997, between the Company and the Bank of New York, as Trustee, relating to the Company's 8-5/8% Senior Subordinated Notes due 2007.

         WHEREAS, the Company has solicited consents to the Amendments from the holders of record of the Securities outstanding at the close of business on August 7, 1997.

         WHEREAS, in accordance with Section 8.02 of the Indenture, the Holders of a majority of the principal amount of the Securities then outstanding (other than any Securities owned by the Company or any Affiliate of the Company) have consented to such Amendments.

         WHEREAS, the Board of Directors of the Company has duly authorized the execution and delivery of this Second Supplemental Indenture, the Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee pursuant to Section 8.06 of the Indenture and the Company has done all other things necessary to make this Second Supplemental Indenture a valid agreement of the Company in accordance with the terms hereof and of the Indenture.

         NOW THEREFORE, the Company and Trustee agree as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the
Securities:


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                                    ARTICLE I

                        DEFINITIONS AND 0THER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 1.1 DEFINITIONS.

         For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

                  (2) certain capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

         SECTION 1.2 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings and the Table of Contents of this Second Supplemental Indenture are for convenience only and shall not affect the construction hereof. Except as otherwise specifically set forth herein, all references to Sections in the Indenture shall remain unchanged.

         SECTION 1.3 SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, or any other obligor on the Securities, whether expressed or not.

         SECTION 1.4 SEPARABILITY CLAUSE.

         In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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         SECTION 1.5 BENEFITS OF SECOND SUPPLEMENTAL INDENTURE.

         Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

         SECTION 1.6 GOVERNING LAW.

         This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and all rights and remedies shall be governed by such law without reference to its conflict of laws provision.

         SECTION 1.7 EFFECTIVENESS.

         This Second Supplemental Indenture shall take effect on the date (the "EFFECTIVE DATE") that each of the following conditions shall have been satisfied:

                  (a) the Trustee shall have received an Opinion of Counsel and an Officers' Certificate from the Company each dated the Effective Date and in accordance with Section 8.06 of the Indenture; and

                  (b) each of the parties hereto shall have executed and delivered this Second Supplemental Indenture.


                                   ARTICLE II

                                 THE AMENDMENTS

         SECTION 2.1 AMENDMENTS TO SECTION 1.01.

         (a) The Definition of "ASSET SALE" in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

                  ""ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent


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         with past practices and (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $25.0 million or (b) for net proceeds in excess of $25.0 million. Notwithstanding the foregoing: (a) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or another Subsidiary, (b) the issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, (c) a Restricted Payment that is permitted by Section 3.07 hereof and (d) a Hospital
         Swap shall not be deemed to be an Asset Sale."

         (b) The definition of "EXISTING INDEBTEDNESS" in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

                  ""EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on January 30, 1997, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of January 30, 1997."

         (c) The definition of "HOSPITAL" in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

                  ""HOSPITAL" means a hospital, outpatient clinic, long-term care facility or other facility or business that is used or useful in or related to the provision of healthcare services."

         (d) Section 1.01 of the Indenture is hereby amended by adding the definition of "NEW CREDIT FACILITY" to read in its entirety as follows:

                  ""NEW CREDIT FACILITY" means that certain Credit Agreement by and among the Company and Morgan Guaranty Trust Company of New York and the other banks that are party thereto, providing for $2.8 billion in aggregate principal amount of Indebtedness, including any related notes, instruments and agreements executed in connection therewith, and in each case as amended, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time."


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         (e) The definition of "PERMITTED LIENS" in Section 1.01 of the
Indenture is hereby amended to read in its entirety as follows:

                  ""PERMITTED LIENS" means (i) Liens in favor of the Company;
         (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition (unless such Liens secure Indebtedness that was incurred in connection with or in contemplation of such acquisition and is used to refinance tax-exempt Indebtedness) and do not extend to any assets or the Company or its Subsidiaries other than those of the Person merged into or consolidated with the Company or that becomes a Subsidiary of the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition (unless such Liens secure Indebtedness that was incurred in connection with or in contemplation of such acquisition and is used to refinance tax-exempt Indebtedness); (iv) Liens to secure the performance of statutory obligations, tender, bid, performance, government contract, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on January 30, 1997;
         (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) other Liens on assets of the Company or any Subsidiary of the Company securing Indebtedness that is permitted by the terms hereof to be outstanding having an aggregate principal amount at any one time outstanding not to exceed 10% of the Stockholders' Equity of the Company; and (viii) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted hereunder and that was incurred in accordance with the provisions hereof; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other assets or property securing the Indebtedness so refinanced."

         (f) The definition of "PERMITTED REFINANCING INDEBTEDNESS" in Section
1.01 of the Indenture is hereby amended to read in its entirety as follows:


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                  ""PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease, or refund, other Indebtedness of the Company or any of its Subsidiaries; PROVIDED, that, except in the case of Indebtedness of the Company issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease, or refund, Indebtedness of a Subsidiary of the Company: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on subordination terms at least as favorable to the Holders of the Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred by the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred by the Company or a Subsidiary if a Subsidiary is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded."

         (g) The definition of "REFINANCING" in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

                  ""REFINANCING" has the meaning ascribed to it in the Prospectus dated January 27, 1997 relating to the Senior Notes and the Senior Subordinated Notes."

         (h) The definition of "RELATED BUSINESS" in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:


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                  ""RELATED BUSINESS" means a healthcare business affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in management, leasing or operation of a Hospital."

         (i) Section 1.01 of the Indenture is hereby amended by adding the definition of "SENIOR NOTES" to read in its entirety as follows:

                  ""SENIOR NOTES" means the 7-7/8% Senior Notes due 2003 and the 8% Senior Notes due 2005 of the Company in an aggregate principal amount of $1.3 billion, issued pursuant to the indentures dated as of January 15, 1997 between the Company and the Bank of New York, as trustee, as amended or supplemented from time to time."

         (j) The definition of "SENIOR SUBORDINATED NOTES" in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

                  ""SENIOR SUBORDINATED NOTES" means the 8-5/8% Senior Subordinated Notes due 2007 of the Company in an aggregate principal amount of $700.0 million, issued pursuant to the Senior Subordinated
         Note Indenture."

         (k) The definition of "SENIOR SUBORDINATED NOTE INDENTURE" in Section
1.01 of the Indenture is hereby amended to read in its entirety as follows:

                  ""SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of January 15, 1997 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, under which the Senior Subordinated Notes were issued."

         (1) Section 1.01 of the Indenture is hereby amended by adding the definition OF "SPECIFIED EXCHANGE" to read in its entirety as follows:

                  ""SPECIFIED EXCHANGE" means any retirement of Indebtedness upon the exercise by a holder of such Indebtedness, pursuant to the terms thereof, of any right to exchange such Indebtedness for shares of common stock of Vencor, Inc. or any successor thereto or any other equity securities, other than Equity Interests of a Subsidiary, owned by the Company as of October 11, 1995, or for any securities or other property received with respect to such common stock or equity securities or cash in lieu


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         thereof, whether or not such right is subject to the Company's ability to pay an amount in cash in lieu thereof."

         (m) Section 1.01 of the Indenture is hereby amended, by including the following definitions at the end thereof:

                  ""2005 EXCHANGEABLE SUBORDINATED NOTES" means the 6% Exchangeable Subordinated Notes due 2005 of the Company in an aggregate principal amount of $320.0 million, issued pursuant to the Indenture dated as of January 10, 1996, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time."

                  "2005 SENIOR SUBORDINATED NOTES" mean the 10-1/8% Senior Subordinated Notes due 2005 of the Company in an aggregate principal amount of $900.0 million, issued pursuant to the Indenture dated as of March 1, 1995, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time."

                  SECTION 2.2 AMENDMENT TO SECTION 1.02.

                  Section 1.02 of the Indenture is hereby amended to delete the references therein to "Commencement Date," "Excess Proceeds," "Offer Amount," "Offer Period," "Purchase Price," and "Senior Asset Sale Offer."

         SECTION 2.3 AMENDMENT TO SECTION 2.15.

         Section 2.15 of the Indenture is hereby deleted in its entirety.

         SECTION 2.4 AMENDMENT TO SECTION 3.07.

         Section 3.07 of the Indenture is hereby amended to read in its entirety as follows:

                  "SECTION 3.07 LIMITATIONS ON RESTRICTED PAYMENTS.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than (w) Physician Joint Venture Distributions, (x) dividends or distributions payable in Qualified Equity Interests of the Company,


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         (y) dividends or distributions payable to the Company or any Subsidiary of the Company, and (z) dividends or distributions by any Subsidiary of the Company payable to all holders of a class of Equity Interests of such Subsidiary on a PRO RATA basis); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company; or (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except at the original final maturity date thereof or pursuant to a Specified Exchange or the Refinancing (all such payments and other actions set forth in clauses
         (i) through (iii) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (b) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 3.09 hereof; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after March 1, 1995 (excluding Restricted Payments permitted by clauses
         (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after March 1, 1995 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated


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         Net Income for such period is a deficit, less 100% of such deficit),
         PLUS (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Subsidiary of the Company) since March 1, 1995 of Qualified Equity Interests of the Company or of debt securities of the Company or any of its Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of the Company, PLUS (3) $20.0 lion.

                  If no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, the foregoing provisions shall not prohibit the following Restricted Payments:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof;

                  (ii) the payment of cash dividends on any series of Disqualified Stock issued after the January 30, 1997 in an aggregate amount not to exceed the cash received by the Company since January 30, 1997 upon issuance of such Disqualified Stock;

                  (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Subsidiary in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

                  (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition


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                           shall be excluded from clause (c)(2) of the preceding
                           paragraph;

                  (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $15.0 million in any twelve-month period; and

                  (vi) the making and consummation of a Change of Control Offer with respect to the Senior Subordinated Notes, the 2005 Senior Subordinated Notes or the 2005 Exchangeable Subordinated Notes in accordance with the provisions of the indentures relating thereto.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were COMPUTED."

         SECTION 2.5 AMENDMENT TO SECTION 3.08.

         Section 3.08 of the Indenture is hereby amended to read in its entirety as follows:

                  "SECTION 3.08. LIMITATIONS ON DIVIDEND AND OTHER PAYMENT
                                 RESTRICTIONS AFFECTING SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual Transfer Restriction, except for such Transfer Restrictions existing under or by reason of:

                  (a) Existing Indebtedness as in effect on January 30, 1997,


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                  (b) this Indenture and the indentures related to the Senior
         Notes and the Senior Subordinated Notes,

                  (c) applicable law,

                  (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, unless such Indebtedness was incurred in connection with or in contemplation of such acquisition for the purpose of refinancing Indebtedness which was tax-exempt, or in violation of
         Section 3.09 hereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms hereof except to the extent that such Consolidated Cash Flow would be permitted to be dividends to the Company without the prior consent or approval of any third party,

                  (e) customary non-assignment provisions in leases entered into in the ordinary course of business,

                  (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the ability of any of the Company's Subsidiaries to transfer the property so acquired to the Company or any of its Subsidiaries,

                  (g) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or

                  (h) the New Credit Facility and related documentation as the same is in effect on January 30, 1997 and as amended or replaced from time to time, provided that no such amendment or replacement is more restrictive as to Transfer Restrictions than the New Credit Facility and related documentation as in effect on the January 30, 1997."


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         SECTION 2.6 AMENDMENT TO SECTION 3.09.

         Section 3.09 of the Indenture is hereby amended to read in its entirety as follows:

                  "SECTION 3.09 LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND
                                ISSUANCE OF PREFERRED STOCK

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") after January 30, 1997 any Indebtedness, (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) and the Company may issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit shall be deemed to be incurred when the letter of credit is first issued.

                  The foregoing provisions shall not apply to:

                  (a) the incurrence by the Company of Indebtedness pursuant to the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed an amount equal to $2.8 billion less the aggregate amount of all mandatory repayments applied to permanently reduce the commitments with respect to such Indebtedness;

                  (b) the incurrence by the Company of Indebtedness represented by the Securities, the Senior Notes and the Senior Subordinated Notes;


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                  (c) the incurrence by the Company and its Subsidiaries of the
         Existing Indebtedness;

                  (d) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred (including, without limitation, Existing Indebtedness);

                  (e) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms hereof to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; PROVIDED that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

                  (f) the incurrence by the Company or any of its Subsidiaries of Physician Support Obligations;

                  (g) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

                  (h) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit or warranty or contractual service obligations of like nature, in each case to the extent incurred in the ordinary course of business of the Company or such Subsidiary;

                  (i) the incurrence by any Subsidiary of the Company of Indebtedness, the aggregate principal amount of which, together with all other Indebtedness of the Company's Subsidiaries at the time outstanding (excluding the Existing Indebtedness until repaid or refinanced and excluding Physician Support Obligations), does not exceed the greater of (1) 10% of the Company's Stockholders' Equity as of the date of incurrence or (2) $10.0 million; PROVIDED that, in the case of clause (1) only, the Fixed Charge Coverage Ratio for the Company's most recently ended four full


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


         fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would have been at least 2.5 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four-quarter period; and

                  (j) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this covenant) in an aggregate principal amount at any time outstanding not to exceed $250.0 million."

         SECTION 2.7 AMENDMENT TO SECTION 3.10.

         Section 3.10 of the Indenture is hereby deleted in its entirety.

         SECTION 2.8 AMENDMENT TO SECTION 3.16.

         Section 3.16 of the Indenture is amended by replacing the amount $10 million" in the last sentence with the amount "$25 million".

         SECTION 2.9 AMENDMENT TO SECTION 9.02.

         The address of the Company in Section 9.02 of the Indenture is hereby amended to read in its entirety as follows:

         "Tenet Healthcare Corporation
         3820 State Street
         Santa Barbara, California 93105
         Telecopier No.: (805) 563-6846
         Attention: Treasurer"


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


                                    ARTICLE III

              NOTICE, ENDORSEMENT AND CHANGE OF FORM OF SECURITIES

         SECTION 3.1 NOTICE TO SECURITYHOLDERS.

         After the Effective Date, the Company shall mail to Securityholders a notice briefly describing the Amendments in accordance with Section 8.02 of the Indenture.

         SECTION 3.2 NOTATION ON SECURITIES.

         Securities authenticated and delivered after the Effective Date shall, at the Company's expense, be affixed by the Trustee with the following notation:

                  "The Company and the Trustee have entered into a Second Supplemental Indenture, dated as of August 21, 1997, which amended certain covenants and eliminated the Company's obligation to offer to repurchase Securities with the proceeds from certain asset sales. Reference is hereby made to such Second Supplemental Indenture, copies of which are on file with The Bank of New York, as Trustee."

         The Trustee may, but shall not be required to, require holders of Securities authenticated and delivered prior to the Effective Date to deliver such Securities to the Trustee so that the Trustee may affix them with the aforementioned notation.

                                    * * * * *


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




         This Second Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Dated as of August 21, 1997


                                              TENET HEALTHCARE CORPORATION

                                              By: /s/ Raymond L. Mathiasen
                                                 -------------------------------
                                                 Name: Raymond L. Mathiasen
                                                 Title: Senior Vice President


                                              THE BANK OF NEW YORK,
                                                       AS TRUSTEE

                                              By: /s/ Vivian Georges
                                                 -------------------------------
                                                 Name:  VIVIAN GEORGES
                                                 Title: Assistant Vice President





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